EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation of our report, dated May 19, 1999, relating to the consolidated financial statements of First Citizens Corporation and subsidiaries for the three years ended March 31, 1999, included in this Form 10-K in the previously filed Registration Statements of First Citizens Corporation on Form S-8 (No. 333-36765 and 333-37099) and Form S-3 (No. 333-35197 and 333-52207).

                                                    /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
June 29, 1999